Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-249931

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 21, 2021

Preliminary Prospectus Supplement

(To Prospectus dated November 6, 2020)

Hyatt Hotels Corporation

7,000,000 Shares of Class A Common Stock

We are offering 7,000,000 shares of Class A common stock of Hyatt Hotels Corporation. We have also granted the underwriters an option to purchase up to an additional 1,050,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”), under the symbol “H”. On September 20, 2021, the last reported sale price of our Class A common stock as reported on the NYSE was $74.49 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock (together, the “common stock”). The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

On August 14, 2021, we agreed to acquire Apple Leisure Group (as defined herein). See “Prospectus Supplement Summary — Recent Developments — Apple Leisure Group Acquisition” and “Use of Proceeds.” This offering is not contingent on the consummation of the Apple Leisure Group Acquisition (as defined herein), and the consummation of the Apple Leisure Group Acquisition is not contingent on the consummation of this offering. As a result, it is possible that this offering occurs and the Apple Leisure Group Acquisition does not occur and vice versa. We cannot give you any assurances that the Apple Leisure Group Acquisition will be consummated on the terms or timeline anticipated or at all.

Investing in our Class A common stock involves risks. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our Class A common stock.

	Per Share	Total(2)
Public Offering Price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
(2)	Assumes no exercise of the underwriters’ option to purchase additional shares of our Class A common stock as described above.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about                , 2021.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Goldman Sachs & Co. LLC

                , 2021

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate parts. The first part is this prospectus supplement, which describes the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information about us and securities we may offer from time to time. All of the information in this prospectus supplement will apply to this offering, but some of the general information in the accompanying prospectus does not apply to this offering and will be superseded by information in this prospectus supplement, as described below. Generally, when we refer to the “prospectus,” we are referring to both parts combined.

We are also incorporating additional documents by reference in this prospectus supplement. See “Where You Can Find More Information” and “Information Incorporated by Reference.” You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Class A common stock offered by this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of the Class A common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Class A common stock offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access filed documents at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including its exhibits, through the SEC’s website as described above.

S-ii

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished (and not filed) in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021 (excluding the portions of our Definitive Proxy Statement on Schedule 14A, referenced in the bullet below, incorporated by reference therein);

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  8, 2021, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 5, 2021 and August 4, 2021, respectively; and

•

our Current Reports on Form 8-K filed with the SEC on March 22, 2021, March  25, 2021, May  21, 2021, August  16, 2021, August  31, 2021, September  9, 2021 and September 21, 2021 (other than the portions of such documents not deemed to be filed); and

•

the description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, as amended by the description of our Class A common stock contained in Exhibit 4.23 to our Annual Report on  Form 10-K for the fiscal year ended December 31, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

United States of America

+1 (312) 750-1234

You may also access all of the documents listed above and incorporated by reference in this prospectus supplement free of charge through our website at www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information on, or that may be accessed through, our website.

S-iii

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” the “Company” or “Hyatt” or other similar terms mean Hyatt Hotels Corporation and its consolidated subsidiaries.

As used in this prospectus supplement:

•

“colleagues” refers to the more than 115,000 individuals (of which we directly employ approximately 37,000) working at our corporate and regional offices and our managed, franchised, owned, and leased properties in 69 countries around the world;

•

“condominium ownership units” refer to whole ownership residential units (condominium and private residences) for which we provide services, which in some cases include management services to the rental programs and/or homeowner associations associated with such units;

•	“hospitality ventures” refer to entities in the hospitality industry in which we own less than a 100% equity interest;

•	“hotel portfolio” refers to our full service hotels, including our wellness resorts, and our select service hotels;

•

“Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2);

•

“properties,” “portfolio of properties,” or “property portfolio” refer to our hotel portfolio; all-inclusive resorts; and residential, vacation, and condominium ownership units that we operate, manage, franchise, own, lease, develop, license, or to which we provide services or license our trademarks, including under the Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination by Hyatt, Hyatt Regency, Hyatt, Hyatt Ziva, Hyatt Zilara, Thompson Hotels, Hyatt Centric, Caption by Hyatt, JdV by Hyatt, Hyatt House, Hyatt Place, tommie, UrCove, and Hyatt Residences Club brands;

•

“residential ownership units” refer to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located either adjacent to or near a full service Hyatt-branded hotel; and

•	“vacation ownership units” refer to the fractional and timeshare vacation ownership properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include statements about our plans, strategies, and financial performance; the impact of the COVID-19 pandemic and pace of recovery; statements about our proposed acquisition of Apple Leisure Group; anticipated financing sources for the proposed acquisition of Apple Leisure Group and the impact of indebtedness incurred in connection with the acquisition on our investment grade rating status; the expected timeline for completing the acquisition; the amount by which we intend to reduce our real estate asset base and the anticipated timeframe for such asset dispositions; and prospective or future events. Forward-looking statements involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed

S-iv

or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021 under the sections titled “Risk Factors” in Part II, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2, in each case as such factors may be updated in our periodic filings with the SEC;

•

risks associated with the ability to consummate the proposed acquisition of Apple Leisure Group and the timing of the closing of the proposed transaction (including the failure to satisfy closing conditions or obtain required approvals);

•	our ability to successfully integrate Apple Leisure Group’s employees and operations into ours;

•	the ability to realize the anticipated benefits of the proposed acquisition of Apple Leisure Group as rapidly or to the extent anticipated;

•	risks related to the ability to obtain any contemplated financing on favorable terms or at all;

•	risks affecting the luxury, resort, and all-inclusive lodging segments;

•	the duration of the COVID-19 pandemic and the pace of recovery following the pandemic, any additional resurgence, or COVID-19 variants;

•	the short and longer-term effects of the COVID-19 pandemic, including the demand for travel, transient and group business, and levels of consumer confidence;

•

the impact of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants, and the impact of actions that governments, businesses, and individuals take in response, on global and regional economies, travel limitations or bans, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending;

•	the broad distribution and efficacy of COVID-19 vaccines and wide acceptance by the general population of such vaccines;

•	the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy;

S-v

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, or fear of such outbreaks;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners;

•	the impact of hotel renovations and redevelopments;

•

risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•

our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values;

•	declines in the value of our real estate assets;

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation and the markets where we operate;

•	our ability to successfully grow the World of Hyatt loyalty program;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business.

S-vi

These factors and the other risk factors described or incorporated by reference in this prospectus supplement are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume, and we hereby disclaim, any obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-vii

SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that you should consider before deciding whether to invest in shares of our Class A common stock. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially the sections titled “Risk Factors” and our financial statements and related notes, before making an investment decision.

The Company

We are a global hospitality company with widely recognized, industry-leading brands and a tradition of innovation developed over our more than sixty-year history. We operate, manage, franchise, own, lease, develop, license, or provide services to a portfolio of properties, consisting of full service hotels, select service hotels, resorts, and other properties, including timeshare, fractional, and other forms of residential, vacation, and condominium ownership units. At June 30, 2021, our worldwide hotel portfolio consisted of 1,012 hotels (241,403 rooms).

Our thirteen full service brands are: Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination by Hyatt, Hyatt Regency, Hyatt, Thompson Hotels, Hyatt Centric, JdV by Hyatt, and tommie. Our select service brands are Caption by Hyatt, Hyatt House, and Hyatt Place. In addition, we participate in an unconsolidated hospitality venture with a Chinese hospitality company that owns the UrCove select service brand serving the upper-midscale market in Greater China. Our all-inclusive resort brands are Hyatt Ziva and Hyatt Zilara. We also manage, provide services to, or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license certain of our trademarks with respect to vacation ownership units, which are part of Hyatt Residence Club. Additionally, we provide services and, in some cases, manage the rental programs and/or homeowner associations associated with condominium ownership units.

Our principal executive offices are located at 150 North Riverside Plaza, 8th Floor, Chicago, Illinois 60606, United States of America. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt™, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, JdV by Hyatt™, Hyatt House®, Hyatt Place®, tommie™, Hyatt Residence Club®, Hyatt Residences®, World of Hyatt®, Hyatt Resorts™ and related trademarks, logos, trade names, and service marks appearing in this prospectus supplement or the accompanying prospectus are the property of Hyatt Corporation or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names, or service marks appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Recent Developments

Apple Leisure Group Acquisition

On August 14, 2021, we agreed to acquire Apple Leisure Group, a leading luxury resort-management services, travel and hospitality group, pursuant to a definitive Securities Purchase Agreement (the “Securities Purchase Agreement”) with affiliates of investment funds managed by KSL Capital Partners, LLC and Kohlberg Kravis

Roberts & Co. L.P. (“Seller”). Under the Securities Purchase Agreement, we agreed to acquire 100% of the outstanding limited partnership interests in Casablanca Global Intermediate Holdings L.P. (doing business as Apple Leisure Group) (“ALG”) and 100% of the outstanding ordinary shares of Casablanca Global GP Limited, its general partner (together, “Apple Leisure Group”), from Seller (the “Apple Leisure Group Acquisition”).

The consideration to be paid by us at the closing of the Apple Leisure Group Acquisition is $2.7 billion, subject to customary adjustments set forth in the Securities Purchase Agreement relating to working capital, cash and indebtedness of Apple Leisure Group and its subsidiaries. The Securities Purchase Agreement also provides for contingent consideration payable to Seller in an amount equal to $69.0 million following the closing of the Apple Leisure Group Acquisition upon the achievement (if ever) of certain targets related to ALG’s outstanding travel credits.

We expect to fund more than 80% of the consideration for the Apple Leisure Group Acquisition at its closing with a combination of $1.0 billion of cash on hand and new debt financings, and the remainder with the proceeds from this offering.

The Apple Leisure Group Acquisition is subject to customary closing conditions. We cannot assure you that the Apple Leisure Group Acquisition will be completed on the terms or timeline anticipated or at all.

This offering is not contingent on the consummation of the Apple Leisure Group Acquisition, and the consummation of the Apple Leisure Group Acquisition is not contingent on the consummation of this offering. As a result, it is possible that this offering occurs and the Apple Leisure Group Acquisition does not occur and vice versa.

Operational Update

We have experienced improvement and further recovery in our comparable system-wide revenue per available room (“RevPAR”) after the end of the second quarter of 2021. System-wide RevPAR improved from approximately 50% of 2019 levels prior to Memorial Day to nearly 75% of 2019 levels in the month of July, with RevPAR at approximately $100. July leisure transient revenue was nearly 20% ahead of 2019 levels in the United States and greater than 20% ahead of 2019 in Mainland China. System-wide RevPAR in August was approximately $90, a modest decline from July, driven by normal seasonality and an increase in travel restrictions in certain markets related to the Delta variant of COVID-19. September system-wide RevPAR is trending at approximately $85 with growing momentum in business transient and group business. While group cancellations have been elevated in August and September, new group bookings have remained strong. In addition, business transient bookings have accelerated materially in September as compared to August 2021. The pace of growth remains strong, with 7.4% net rooms growth over the past 12 months as of August 2021. Finally, we completed the sale of two assets in September and realized $500 million of gross proceeds, executing our March 2019 commitment to realize gross proceeds greater than our target of $1.5 billion from the sale of real estate before our target deadline of March 2022. As previously disclosed, we have further committed to realize an additional $2.0 billion of gross proceeds from the sale of hotel real estate by the end of 2024.

Risk Factors

See the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as well as in this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to invest in our Class A common stock.

THE OFFERING

The summary below describes the principal terms of the offering, and it does not contain all the information that you should consider before deciding whether to invest in shares of our Class A common stock. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially the sections titled “Risk Factors” and our financial statements and related notes, before making an investment decision. For a more complete description of our Class A common stock, please refer to the description of our capital stock set forth in Exhibit 4.23 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement.

Issuer	Hyatt Hotels Corporation.

Class A common stock offered by us	7,000,000 shares (or 8,050,000 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares	The underwriters will have a 30-day option to purchase up to an additional 1,050,000 shares of Class A common stock from us at the initial price to the public less the underwriting discount.

Class A common stock to be outstanding after this offering	49,018,291 shares (50,068,291 shares if the underwriters exercise their option to purchase additional shares in full).

Class B common stock to be outstanding before and after this offering	59,840,833 shares.

Offering price	$ per share of Class A common stock.

Use of proceeds	We expect the net proceeds of this offering to be approximately $ million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the proceeds from this offering to fund a portion of the purchase price for the Apple Leisure Group Acquisition or, if the Apple Leisure Group Acquisition is not consummated, for general corporate purposes, which may include repayment of indebtedness or payment of fees and expenses related to this offering. We may temporarily invest the proceeds from this offering that are not immediately used for these purposes in short-term investments, including marketable securities. This offering is not contingent on the consummation of the Apple Leisure Group Acquisition, and the consummation of the Apple Leisure Group Acquisition is not contingent on the consummation of this offering. As a result, it is possible that this offering occurs and the Apple Leisure Group Acquisition does not occur and vice versa. We cannot assure you that the Apple Leisure Group Acquisition will be completed on the terms or timeline anticipated or at all. See “Use of Proceeds.”

Dividend policy

We suspended all dividend payments beginning in the second quarter of 2020 and are restricted from paying dividends or engaging in share repurchase activity under certain debt covenants until the end of 2021.

Our dividend policy may change from time to time, and we may not declare dividends in any particular amounts, in amounts consistent with historical practice, or at all. The actual declaration and payment of future dividends, the amount of any such dividends, and the establishment of record and payment dates, if any, are subject to determination by our board of directors after its review of our business strategy, applicable debt covenants, financial performance and position, and other factors as our board of directors may deem relevant from time to time.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our Class A common stock.

NYSE trading symbol	“H.”

Immediately after the consummation of this offering we will have 49,018,291 shares of Class A common stock outstanding (50,068,291 shares if the underwriters exercise their option to purchase additional shares in full). The number of shares of Class A common stock that will be outstanding after this offering is based on 42,018,291 of our shares of Class A common stock outstanding as of September 15, 2021 and excludes:

•	the conversion of any outstanding shares of Class B common stock;

•

33,681 shares of Class A common stock and 187,562 shares of Class A common stock sold into the public market upon conversion of 187,562 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act prior to September 15, 2021 that had not settled as of September 15, 2021;

•

6,613,931 shares of Class A common stock reserved for issuance under our Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (as amended, the “LTIP”), 897,666 shares of our Class A common stock reserved for issuance under the Hyatt Hotels Corporation Second Amended and Restated Employee Stock Purchase Plan (the “ESPP”), 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan (the “DCP”), and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan) (the “FRP”);

•	4,440,369 shares of Class A common stock issuable upon the exercise of outstanding stock options as of September 15, 2021, at a weighted average price of $58.19 per share; and

•	1,962,133 shares of Class A common stock issuable upon the vesting of restricted stock units, performance shares and other outstanding equity-awards (other than options).

RISK FACTORS

Investing in our Class A common stock involves risk. You should carefully consider the following risk factors, as well as those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021 under the sections titled “Risk Factors” in Part II, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2, and in other filings we may make from time to time with the SEC. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially our financial statements and related notes, before making an investment decision.

Risks Related to the Apple Leisure Group Acquisition

We expect to incur material expenses and indebtedness related to the Apple Leisure Group Acquisition.

We expect to incur material expenses and indebtedness in completing the Apple Leisure Group Acquisition and integrating the business, operations, practices, policies and procedures of Apple Leisure Group. While we have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. We also intend to finance a portion of the consideration for the Apple Leisure Group Acquisition through the incurrence of indebtedness, which would increase our debt service obligations and the risk of downgrade of our credit ratings by credit rating agencies. We cannot assure you that these additional expenses or indebtedness will not have an adverse effect on us or our results of operations.

We may not realize the anticipated benefits from the pending Apple Leisure Group Acquisition.

The Apple Leisure Group Acquisition involves the combination of two companies that currently operate as independent companies. While we and Apple Leisure Group will continue to operate independently until the completion of the Apple Leisure Group Acquisition, the success of the Apple Leisure Group Acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully combining our and Apple Leisure Group’s businesses after closing. We plan on devoting substantial management attention and resources to integrating our and Apple Leisure Group’s business practices so that we can fully realize the anticipated benefits of the Apple Leisure Group Acquisition. Nonetheless, the business and assets acquired may not be successful or continue to grow at the same rate as when operated independently or may require greater resources and investments than originally anticipated. The Apple Leisure Group Acquisition could also result in the assumption of unknown or contingent liabilities, and, because Apple Leisure Group operates in the same sector that we do, the Apple Leisure Group Acquisition could also exacerbate a number of risks that currently apply to us.

Potential difficulties we may encounter following closing include the following:

•

the inability to successfully combine our and Apple Leisure Group’s businesses in a manner that permits us to realize the anticipated benefits of the Apple Leisure Group Acquisition in the time frame currently anticipated, or at all;

•

difficulties resulting from developments of the COVID-19 pandemic, including the emergence of new virus variants or limits in the effectiveness of vaccination programs, which could cause us to slow, cease or reevaluate the focus of integration efforts or impair the value of our and Apple Leisure Group’s assets;

•

the failure to integrate internal systems, programs and controls, or decisions by our management to apply different accounting policies, assumptions or judgments to Apple Leisure Group’s operational results than Apple Leisure Group applied in the past;

•

the inability to successfully realize the anticipated value from Apple Leisure Group’s assets or the expected benefits and added value from the World of Hyatt loyalty program and Apple Leisure Group’s membership club offering;

•	loss of sales and other commercial relationships;

•	the complexities associated with managing the combined company;

•	the additional complexities of combining two companies with different histories, cultures, markets, strategies and customer bases;

•	the failure to retain key employees of either of the two companies that may be difficult to replace;

•	the disruption of each company’s ongoing businesses or inconsistencies in services, standards, controls, procedures and policies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Apple Leisure Group Acquisition; and

•

performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the Apple Leisure Group Acquisition and integrating our and Apple Leisure Group’s operations.

Based on our preliminary purchase accounting estimates, a significant portion of the purchase price for the Apple Leisure Group Acquisition would be allocated to goodwill and intangible assets ($2.0 billion and $1.8 billion, respectively, assumed in our pro forma balance sheet as of June 30, 2021). We must test goodwill and certain intangible assets for possible impairment on at least an annual basis, and must evaluate amortizable intangible assets for impairment if there are indicators of a possible impairment. If our acquisition of the Apple Leisure Group does not yield expected returns, we may be required to record impairment losses, which could materially adversely affect our reported results.

Any of these risks could adversely affect our ability to maintain relationships with customers, vendors, employees and other commercial relationships or adversely affect our or Apple Leisure Group’s future operational results. As a result, the anticipated benefits of the Apple Leisure Group Acquisition may not be realized at all or may take longer to realize or cost more than expected, which could adversely affect our business, financial condition, results of operations and growth prospects. In addition, changes in laws and regulations could adversely impact our business, financial condition, results of operations and growth prospects after the Apple Leisure Group Acquisition.

The pending Apple Leisure Group Acquisition may not be completed on the currently contemplated timeline or terms, or at all.

Consummation of the Apple Leisure Group Acquisition is conditioned on, among other things, the receipt of certain consents and other approvals under the competition laws of various jurisdictions. Neither we nor Apple Leisure Group can provide assurance that the conditions to completing the Apple Leisure Group Acquisition will be satisfied or waived, and accordingly, that the Apple Leisure Group Acquisition will be completed on the terms or timeline that the parties anticipate or at all. If any condition to the Apple Leisure Group Acquisition is not satisfied, it could delay or prevent the Apple Leisure Group Acquisition from occurring, which could negatively impact our business, financial condition, results of operations and growth prospects.

Additionally, this offering is not contingent on the consummation of the Apple Leisure Group Acquisition. See “Use of Proceeds.” Accordingly, if you decide to purchase our shares, you should be willing to do so whether or not we consummate the Apple Leisure Group Acquisition.

Failure to complete the pending Apple Leisure Group Acquisition could have an adverse effect on us.

Either we or Apple Leisure Group may terminate the Securities Purchase Agreement in specified circumstances. If the Apple Leisure Group Acquisition is not completed, our business, financial condition, results of operations and growth prospects may be adversely affected and, without realizing any of the benefits of having completed the Apple Leisure Group Acquisition, we will be subject to a number of risks, including the following:

•	the market price of our securities could decline;

•

we will be required to pay certain costs relating to the Apple Leisure Group Acquisition, such as legal, accounting, financial advisor, filing, printing and mailing fees and integration costs that have already been incurred or will continue to be incurred until the closing of the Apple Leisure Group Acquisition, whether or not the Apple Leisure Group Acquisition is completed;

•

if the Securities Purchase Agreement is terminated, our stockholders cannot be certain that we will be able to find another acquisition opportunity as attractive to us as the Apple Leisure Group Acquisition;

•

we could be subject to litigation related to any failure to complete the Apple Leisure Group Acquisition or related to any enforcement proceeding commenced against us to perform our obligations under the Securities Purchase Agreement;

•

we will not realize the benefit of the time and resources, financial and otherwise, committed by our management to matters relating to the Apple Leisure Group Acquisition that could have been devoted to pursuing other beneficial opportunities;

•

we may incur a material amount of indebtedness in anticipation of financing the Apple Leisure Group Acquisition, and a failure to complete it could result in our having materially more indebtedness, which we may be able to apply to other uses, without the incremental revenue or cash flows that we expect from the Apple Leisure Group Acquisition;

•	in the event the Apple Leisure Group Acquisition does not successfully close, we may be unable to fulfill our $2.0 billion asset disposition commitment on the anticipated timeline or at all; and

•

we may experience reputational harm due to the adverse perception of any failure to successfully complete the Apple Leisure Group Acquisition or negative reactions from the financial markets or from our customers, vendors, employees and other commercial relationships.

Any of these risks could adversely affect our business, financial condition, results of operations and growth prospects, and impact our ability to meaningfully increase the percentage of revenues and earnings we generate from fees. Similarly, delays in the completion of the Apple Leisure Group Acquisition could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about completion of the Apple Leisure Group Acquisition and could adversely affect our business, financial condition, results of operations and growth prospects.

The pendency of the Apple Leisure Group Acquisition could adversely affect our and/or Apple Leisure Group’s businesses and operations.

In connection with the pending Apple Leisure Group Acquisition, some customers, vendors or other parties with commercial relationships with each of us and the Apple Leisure Group may delay or defer decisions, which could adversely affect the revenues, earnings, cash flows and expenses of us and Apple Leisure Group, regardless of whether the Apple Leisure Group Acquisition is completed. In addition, due to operating covenants in the Securities Purchase Agreement, Apple Leisure Group may be unable (without our prior written consent), during the pendency of the Apple Leisure Group Acquisition, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions outside the ordinary course, even if such actions would prove beneficial.

Risks Related to this Offering and Ownership of Our Class A Common Stock

Our stock price has been and is likely to continue to be volatile, and you may not be able to resell shares of your Class A common stock at or above the price you paid.

The stock market in general, and hospitality companies in particular, including us, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying businesses. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of our Class A common stock in spite of our operating performance. In addition, companies that own or lease a greater proportion of properties have at times experienced disproportionate volatility and price and volume fluctuations, and we expect this dynamic to continue. These broad market and industry factors may seriously harm the market price of our Class A common stock, regardless of our actual operating performance.

In addition to the risks described in this section, several factors that could cause the price of our Class A common stock in the public market to fluctuate significantly include, among others, the following:

•	quarterly variations in our operating results compared to market expectations;

•	annual variations in our operating results compared to our guidance;

•	withdrawals or suspensions of our guidance;

•	announcements of acquisitions of or investments in other businesses and properties or dispositions;

•	announcements of new services or products or significant price reductions by us or our competitors;

•	size of our public float;

•

future conversions to and sales of our Class A common stock by current holders of Class B common stock in the public market, or the perception in the market that the holders of a large number of shares of Class B common stock intend to sell shares;

•	stock price performance of our competitors;

•	fluctuations in stock market prices and volumes in the United States and abroad;

•	low investor confidence;

•	default on our indebtedness or foreclosure of our properties;

•	changes in senior management or key personnel;

•	downgrades or changes in financial estimates by securities analysts or negative reports published by securities analysts about our business or the hospitality industry in general;

•	negative earnings or other announcements by us or other hospitality companies;

•	downgrades in our credit ratings or the credit ratings of our competitors;

•	issuances or repurchases of equity or debt securities;

•	a decision to pay or not to pay dividends;

•	cyber incidents and information technology failures;

•	terrorist activities or threats of such activities, civil or political unrest, or war; and

•	global economic, legal, and regulatory factors unrelated to our performance.

Volatility in the market price of our Class A common stock may prevent investors from being able to sell their Class A common stock at or above the price at which they purchased the stock. As a result, investors may suffer a loss on their investment.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, reduce our profits, divert our management’s attention and resources and harm our business.

There can be no assurance that we will declare or pay dividends in the future or that we will repurchase shares pursuant to our share repurchase program consistent with historical amounts or at all.

We suspended all dividend payments beginning in the second quarter of 2020, and suspended all share repurchase activity effective March 3, 2020. Our dividend policy or share repurchase program may change from time to time, and we may not declare dividends or repurchase shares in any particular amounts, in amounts consistent with historical practice, or at all. Our repurchase program does not obligate us to repurchase any specific dollar amount or to acquire any specific number of shares and the timing and amount of repurchases, if any, will depend upon several factors, including market and business conditions, applicable debt covenants, the timing and amount of cash proceeds from asset dispositions, the timing and amount of any like-kind exchange transactions and other tax-planning matters, the trading price of our common stock, the nature of other investment opportunities, and other factors as our board of directors may deem relevant from time to time. A reduction in or elimination of our dividend payments or repurchase activity could have a negative effect on our stock price, increase volatility, or fail to enhance shareholder value. The actual declaration and payment of future dividends, the amount of any such dividends, and the establishment of record and payment dates, if any, are subject to determination by our board of directors after its review of our business strategy, applicable debt covenants, financial performance and position, and other factors as our board of directors may deem relevant from time to time. Our declaration and payment of future dividends is subject to risks and uncertainties, including: deterioration of our financial performance or position, inability to declare a dividend in compliance with applicable laws or debt covenants, an increase in our cash needs or decrease in available cash, and the business judgment of the board of directors that a declaration of a dividend is not in the best interest of our shareholders.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our stock price and trading volume.

Securities research analysts have established and publish their own quarterly projections for our business. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if one or more of the analysts who writes reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, or the hospitality industry in general, our stock price could decline. If one or more of these analysts cease covering us or fail to publish reports on us regularly, our stock price or trading volume could decline.

Anti-takeover provisions in our organizational documents and Delaware law, as well as agreements with our major stockholders, may discourage or prevent a change of control, even if a sale of Hyatt would be beneficial to our stockholders, which could cause our stock price to decline and prevent attempts by our stockholders to replace or remove our current board of directors or management.

Our amended and restated certificate of incorporation and bylaws, as well as agreements with our major stockholders, contain provisions that may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions that certain stockholders may view as beneficial or could involve the payment of a premium over prevailing market prices for our Class A common stock. These provisions include, among others:

•

Our amended and restated certificate of incorporation provides for a dual class ownership structure, in which our Class B common stock is entitled to ten votes per share and our Class A common stock is entitled to one vote per share. As a result of this structure, our major stockholders have significant influence or actual control over matters requiring stockholder approval.

•

Voting agreements entered into with or among our major stockholders require these stockholders to vote their shares consistent with the recommendation of our board of directors, assuming in certain instances that a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, all of such minimum of three independent directors (excluding for such purposes any Pritzker) agree with the recommendation. While the voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval.

•

Lock-up agreements entered into with stockholders party to our 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto (the “2007 Stockholders’ Agreement”) limit the ability of these stockholders to sell their shares to any person who would be required to file a Schedule 13D with the SEC disclosing an intent to acquire the shares other than for investment purposes and, in certain instances, to competitors of ours in the hospitality, lodging or gaming industries.

•

Stockholders party to our 2007 Stockholders’ Agreement have agreed, subject to certain limited exceptions, to “standstill” provisions that prevent the stockholders from acquiring additional shares of our common stock, making or participating in acquisition proposals for us, or soliciting proxies in connection with meetings of our stockholders, unless the stockholders are invited to do so by our board of directors.

•

Our board of directors is divided into three classes, with each class serving for a staggered three-year term, which prevents stockholders from electing an entirely new board of directors at an annual meeting.

•	Our directors may be removed only for cause, which prevents stockholders from being able to remove directors without cause other than those directors who are being elected at an annual meeting.

•

Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. As a result, holders of our Class B common stock will control the election of directors and the ability of holders of our Class A common stock to elect director candidates will be limited.

•

Vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office.

•	Actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent.

•	Special meetings of our stockholders can be called only by the Chairman of the Board or by our corporate secretary at the direction of our board of directors.

•

Advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors and propose matters to be brought before an annual meeting of our stockholders may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

•

Our board of directors may, without stockholder approval, issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of discouraging, delaying, or preventing a change of control.

•

An affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend any provision of our certificate of incorporation or bylaws.

Pritzker family business interests have substantial control over us and have the ability to control the election of directors and other matters submitted to stockholders for approval, which will limit your ability to influence corporate matters or result in actions that you do not believe to be in our interests or your interests.

Our Class B common stock is entitled to ten votes per share and our Class A common stock is entitled to one vote per share. At September 15, 2021, Pritzker family business interests beneficially own, in the aggregate, 57,570,438 shares, or approximately 96.2%, of our Class B common stock, and 289,030 shares, or 0.7%, of Class A common stock, representing approximately 56.8% of the outstanding shares of our common stock and approximately 90.0% of the total voting power of our outstanding common stock. Following this offering (and assuming no exercise of the underwriters’ option to purchase additional shares of Class A common stock), Pritzker family business interests will beneficially own, in the aggregate, approximately 96.2% of our Class B common stock and 0.6% of our Class A common stock, representing approximately 56.8% of the outstanding shares of our common stock and approximately 90.0% of the total voting power of our outstanding common stock. Such numbers and percentages do not reflect 33,681 shares of Class A common stock and 187,562 shares of Class A common stock sold into the public market upon conversion of 187,562 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act subsequent to September 15, 2021. As a result, consistent with the voting agreements contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, Pritzker family business interests will be able to exert a significant degree of influence or actual control over our management and affairs and over matters requiring stockholder approval, including the election of directors, a merger, consolidation, or sale of all or substantially all of our assets and any other significant transaction. While the voting agreements are in effect, they may provide our board of directors with the effective control over matters requiring stockholder approval. Because of our dual class ownership structure, Pritzker family business interests will continue to exert a significant degree of influence or actual control over matters requiring stockholder approval, even if they own less than 50% of the outstanding shares of our common stock. This concentrated control will limit your ability to influence corporate matters, and the interests of Pritzker family business interests may not coincide with our interests or your interests. As a result, we may take actions that you do not believe to be in our interests or your interests and that could depress our stock price. See also “—Voting agreements entered into with or among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendation of our board of directors, and may limit your ability to influence the election of directors and other matters submitted to stockholders for approval.”

In addition, the difference in the voting rights between our Class A common stock and Class B common stock could diminish the value of the Class A common stock to the extent that investors or any potential future purchasers of our common stock ascribe value to the superior voting rights of the Class B common stock.

Disputes among Pritzker family members and among Pritzker family members and the trustees of the Pritzker family trusts may result in significant distractions to our management, disrupt our business, have a negative effect on the trading price of our Class A common stock, and/or generate negative publicity about Hyatt and the Pritzker family.

In the past, disputes have arisen between and among certain Pritzker family members, and between and among beneficiaries of the Pritzker family trusts and the trustees of such trusts, with respect to, among other things, the ownership, operation, governance, and management of certain Pritzker family business interests. In connection with certain of these disputes, claims were alleged, and in certain cases, proceedings were initiated, against certain Pritzker family members, including Thomas J. Pritzker, our executive chairman, and other Pritzker family members, some of whom have been or are our directors, and against the trustees, including Thomas J. Pritzker in his former capacity as a co-trustee of the Pritzker family U.S. situs trusts. Such past allegations related to, among others, trust management and administration and violations of certain trustee duties, including fiduciary duties. Some of these disputes led to significant negative publicity for the Pritzker family. These disputes were resolved with no admissions or finding of any misconduct.

Disputes among Pritzker family members, and between and among beneficiaries of the Pritzker family trusts and the trustees of such trusts, including with respect to Hyatt, may arise in the future. If such disputes occur, they may result in significant distractions to our management, disrupt our business, have a negative effect on the trading price of our Class A common stock, and/or generate negative publicity about Hyatt and Pritzker family members, including Pritzker family members involved with Hyatt.

Voting agreements entered into with or among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendation of our board of directors, and may limit your ability to influence the election of directors and other matters submitted to stockholders for approval.

Pritzker family business interests, which beneficially own at September 15, 2021, directly or indirectly, 57,859,468 shares, or 56.8% of our total outstanding common stock and control approximately 90.0% of our total voting power, or 90.0% of the total voting power of our outstanding common stock after giving effect to this offering (and assuming no exercise of the underwriters’ option to purchase additional shares of Class A common stock), have entered into a voting agreement with respect to all shares of common stock beneficially owned by Pritzker family business interests. Such numbers and percentages do not reflect 33,681 shares of Class A common stock and 187,562 shares of Class A common stock sold into the public market upon conversion of 187,562 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act prior to September 15, 2021, but had not settled as of September 15, 2021. During the term of the voting agreement, which expires on the date upon which more than 75% of the Company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker)) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker). In addition, at September 15, 2021, the stockholders party to the 2007 Stockholders’ Agreement beneficially own, in the aggregate, approximately 3.8% of our outstanding Class B common stock, representing approximately 3.6% of the total voting power of our outstanding common stock. After giving effect to this offering (and assuming no exercise of the underwriters’ option to purchase additional shares of Class A common stock), the stockholders party to the 2007 Stockholders’ Agreement will beneficially own, in the aggregate, approximately 3.8% of our outstanding Class B common stock, representing approximately 3.6% of the total voting power of our outstanding common stock. Pursuant to the 2007 Stockholders’ Agreement, the stockholders party thereto have entered into a voting agreement with us, with respect to the shares of common stock that they beneficially own, and have agreed to vote their shares of common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. See Part I, Item 1, “Business—Stockholder Agreements” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement.

While the voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation, or sale of all or substantially all of our assets and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. This will limit your ability to influence the election of directors and other matters submitted to stockholders for approval, even if you do not believe those actions to be in our interests or your interests. For instance, the voting agreements may have the effect of delaying or preventing a transaction that would result in a change of control, if our board of directors does not recommend that our stockholders vote in favor of the transaction, even if you or some or all of our major stockholders believe that the transaction is in our interests or your interests. On the other hand, the voting agreements may result in our stockholders approving a transaction that would result in a change of control, if our board of directors recommends that our stockholders vote in favor of the transaction, even if you or some or all of our major stockholders believe that the transaction is not in our interests or your interests.

A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well.

Future sales in the public market of Class A common stock issuable upon conversion of Class B common stock, or the perception in the market that the holders of a large number of shares of Class B common stock intend to sell shares, could reduce the market price of our Class A common stock. Based on shares of common stock outstanding as of September 15, 2021, upon completion of this offering, we will have 49,018,291 shares of Class A common stock outstanding, including 7,000,000 shares of Class A common stock to be sold in this offering, and 59,840,833 shares of Class B common stock outstanding. Such numbers do not reflect 33,681 shares of Class A common stock and 187,562 shares of Class B common stock sold into the public market upon conversion of 187,562 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act prior to September 15, 2021 that had not settled as of September 15, 2021.

Of the outstanding shares following completion of this offering (and assuming no exercise of the underwriters’ option to purchase additional shares of Class A common stock), 48,886,964 shares of Class A common stock outstanding, including the 7,000,000 shares of Class A common stock to be sold in this offering, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”). The remaining 131,327 outstanding shares of Class A common stock and 59,840,833 outstanding shares of Class B common stock are deemed “restricted securities,” as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered under the Securities Act or they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act (“Rule 701”). Of these restricted securities (based on shares of common stock outstanding as of September 15, 2021), 2,270,395 shares of Class B common stock will be held by shareholders party to the 2007 Stockholders’ Agreement upon completion of this offering, and will be otherwise eligible to be sold at any time, subject to the applicable rights of first refusal, “drag along” rights and other restrictions contained in the 2007 Stockholders’ Agreement. See Part I, Item 1, “Business—Stockholder Agreements—2007 Stockholders’ Agreement” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. Another 3,896 shares of Class A common stock that are deemed restricted securities are otherwise eligible to be sold at any time.

The rest of the restricted securities (based on shares of common stock outstanding as of September 15, 2021), consisting of 59,840,833 shares of Class B common stock and 127,431 shares of Class A common stock, together with 161,599 shares of Class A common stock previously registered, are subject to contractual lock-up and certain other restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement as described in Part I, Item 1, “Business—Stockholder Agreements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. These contractual restrictions may be amended, waived, or terminated by the parties to those agreements in accordance with the terms of such agreements without our consent and without notice; the 25% limitation on sales of our common stock may, with respect to each 12 month period, be increased to a higher percentage or waived entirely by the unanimous affirmative vote of our independent directors (excluding for such purposes any Pritzker). All such shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, will be eligible for resale in compliance with Rule 144 or Rule 701 to the extent the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement, as applicable, are waived or terminated with respect to such shares.

Assuming the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement are not amended, waived or terminated and that there are no transfers of shares amongst Pritzker family stockholders, and further assuming the parties to these agreements sell the maximum amount permitted to be sold during the first time period that such shares are eligible to be sold as set forth below, and subject to any applicable restrictions contained in such agreements and the provisions of Rule 144 and/or Rule 701, the securities eligible to be sold by Pritzker family stockholders under the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement will be available for sale in the public market as follows:

Time Period	Number of Shares*
During the 12 month period from November 5, 2020 through November 4, 2021	15,216,341
During the 12 month period from November 5, 2021 through November 4, 2022	12,886,192
During the 12 month period from November 5, 2022 through November 4, 2023	7,498,371
During the 12 month period from November 5, 2023 through November 4, 2024	6,419,886
During the 12 month period from November 5, 2024 through November 4, 2025	6,419,886
During the 12 month period from November 5, 2025 through November 4, 2026	6,271,290
During the 12 month period from November 5, 2026 through November 4, 2027	3,147,502

*

The foregoing numbers are based on information as of September 15, 2021 and assume that the maximum number of shares permitted to be sold during each period set forth above are, in fact, sold during each such period. To the extent any shares are not sold during the first time period that such shares are eligible to be sold as described above, the number of shares that may be sold in subsequent time periods may change. These numbers exclude 33,681 shares of Class A common stock and 187,562 shares of Class A common stock sold into the public market upon conversion of 187,562 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act subsequent prior to September 15, 2021 that had not settled as of September 15, 2021.

In addition, at September 15, 2021, 6,613,931 shares of our Class A common stock were reserved for issuance under the LTIP. These shares of Class A common stock will become eligible for sale in the public market once those shares are issued or awarded under our LTIP, subject to provisions of various award agreements and Rule 144, as applicable. In addition, 897,666 shares of our Class A common stock were reserved for issuance under the ESPP, 1,169,195 shares of our Class A common stock remained available for issuance pursuant to the DCP and 300,000 shares of Class A common stock remained available for issuance pursuant to the FRP.

In addition to the contractual lock-up restrictions described above, in connection with this offering, we and our directors and executive officers have each agreed, subject to certain exceptions, not to dispose of or hedge any of our or their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus, except with the prior written consent of the underwriters. See “Underwriting” for a description of these lock-up agreements.

If any of these holders causes a large number of securities to be sold in the public market, the sales could reduce the trading price of our Class A common stock. These sales also could impede our ability to raise future capital. See also “—If holders of shares of our Class B common stock convert their shares of Class B common stock into shares of Class A common stock and exercise their registration rights, a significant number of shares of our Class A common stock could be sold into the market, which could reduce the trading price of our Class A common stock and impede our ability to raise future capital.”

We also may issue shares of our Class A common stock from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares that we may issue may in turn be significant.

If holders of shares of our Class B common stock convert their shares of Class B common stock into shares of Class A common stock and exercise their registration rights, a significant number of shares of our Class A common stock could be sold into the market, which could reduce the trading price of our Class A common stock and impede our ability to raise future capital.

Holders of 59,840,833 shares of our Class B common stock (or 58.8% of our total outstanding shares of common stock at September 15, 2021), including Pritzker family business interests, have rights, subject to certain conditions, to require us to file registration statements registering sales of shares of Class A common stock acquired upon conversion of such Class B common stock or to include sales of such shares of Class A common stock in registration statements that we may file for ourselves or for other stockholders. In order to exercise such registration rights, the holder must be permitted to sell shares of its common stock under applicable lock-up restrictions. See “—A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” and Part I, Item 1, “Business—Stockholder Agreements” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement, for additional information with respect to these lock-up provisions. Subject to compliance with applicable lock-up agreements, shares of Class A common stock sold under the registration statements can be freely sold in the public market. In the event such registration rights are exercised and a large number of shares of Class A common stock issuable upon conversion of shares of Class B common stock are sold in the public market, such sales could reduce the trading price of our Class A common stock. These sales also could impede our ability to raise future capital. Additionally, we will bear all expenses in connection with any such registrations (other than underwriting discounts).

Following our decision in May 2020 to file a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, certain stockholders party to the Registration Rights Agreement, dated as of October 12, 2009, among us and the Pritzker family business interests party thereto, elected to exercise their piggyback registration rights with respect to 13,347,885 shares of Class A common stock issuable upon conversion of shares of Class B common stock. On May 21, 2020, the Company filed an automatic effective shelf registration statement with the SEC to register the resale of such aggregate 13,347,885 shares. In connection with such registration, all other holders of registration rights, including trustees of trusts for the benefit of Thomas J. Pritzker and his lineal descendants (including Jason Pritzker), elected not to exercise their piggyback registration rights.

Subsequent to November 2020, (i) limited partnerships and a trust, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, and Daniel F. Pritzker, individually, engaged in sales, charitable contributions and similar transactions representing an aggregate of 1,766,418 shares of Class A common stock and/or Class A common stock issuable upon conversion of shares of Class B common stock, (ii) the Anthony N. Pritzker Family Foundation engaged in sales representing an aggregate of 299,027 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and (iii) trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 915,000 shares of Class A common stock issuable upon conversion of shares of Class B common stock. After giving effect to these transactions, as well as sales prior to November 2020 by (a) a limited partnership and a trust, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, that resulted in such entities holding fewer shares than are registered for resale on the May 2020 shelf registration statement, and (b) the Anthony N. Pritzker Family Foundation that resulted in such entity no longer holding any shares registered for resale on the May 2020 shelf registration statement, as of September 15, 2021, 8,921,592 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement continue to be eligible to be sold pursuant to the May 2020 shelf registration statement during the 12 month period commencing November 5, 2020 through November 4, 2021 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Subsequent to November 4, 2021, and assuming no further sales, 9,836,593 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement will continue to be eligible to be sold pursuant to the May 2020 shelf registration statement. These numbers exclude 33,681 shares of Class A common stock and 187,562 shares of

Class A common stock sold into the public market upon conversion of 187,562 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act prior to September 15, 2021 that had not settled as of September 15, 2021. Additional shares may be registered on the shelf registration statement in the future as such shares are eligible to be sold in accordance with the registration rights agreements and lock-up restrictions. See “—A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” for additional information with respect to the lock-up provisions.

In connection with this offering, our directors and executive officers will sign lock-up agreements with the underwriters of this offering that, subject to certain customary exceptions, restrict the sale of the shares of our remaining common stock held by them for 60 days following the date of this prospectus supplement. The underwriters may, in their sole discretion, release all or any portion of the shares of common stock subject to such lock-up agreements.

The sale of shares registered under the registration statement in the public market, or the perception that such sales may occur could reduce the trading price of our Class A common stock or impede our ability to raise future capital.

Non-U.S. holders who own more than 5% of our Class A common stock or substantial amounts of our Class B common stock may be subject to U.S. federal income tax on gain realized on the disposition of such stock.

Because we have significant U.S. real estate holdings, we may be a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes, but we have made no determination to that effect. There can be no assurance that we do not currently constitute or will not become a USRPHC. As a result, a “Non-U.S. Holder” (as defined below under “Material U.S. Federal Income Tax Consequences”) may be subject to U.S. federal income tax on gain realized on a disposition of our Class A common stock if such Non-U.S. Holder has owned, actually or constructively (through certain family members, related entities and options, more than 5% of our Class A common stock at any time during the shorter of (a) the five-year period ending on the date of disposition and (b) the non-U.S. holder’s holding period in such stock.

If we were or were to become a USRPHC, a Non-U.S. Holder may be subject to U.S. federal income tax on gain realized on the disposition of our Class B common stock. Such tax would apply if on the date such Non-U.S. Holder actually or constructively acquired Class B common stock, and on any date on which such Non-U.S. Holder acquires additional Class B common stock, the aggregate fair market of the Class B common stock it actually and constructively owns is greater than 5% of the fair market value of our Class A common stock on such date. Certain dispositions of substantial amounts of Class B common stock by Non-U.S. Holders may be subject to withholding under Section 1445 of the U.S. Internal Revenue Code of 1986, as amended.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $                million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the proceeds from this offering to fund a portion of the purchase price for the Apple Leisure Group Acquisition or, if the Apple Leisure Group Acquisition is not consummated, for general corporate purposes, which may include repayment of indebtedness or payment of fees and expenses related to this offering. We may temporarily invest the proceeds from this offering that are not immediately used for these purposes in short-term investments, including marketable securities.

This offering is not contingent on the consummation of the Apple Leisure Group Acquisition, and the consummation of the Apple Leisure Group Acquisition is not contingent on the consummation of this offering. As a result, it is possible that this offering occurs and the Apple Leisure Group Acquisition does not occur and vice versa. We cannot assure you that the Apple Leisure Group Acquisition will be completed on the terms or timeline anticipated or at all.

DIVIDEND POLICY

We suspended all dividend payments beginning in the second quarter of 2020 and are restricted from paying dividends or engaging in share repurchase activity under certain debt covenants until the end of 2021. Our dividend policy may change from time to time, and we may not declare dividends in any particular amounts, in amounts consistent with historical practice, or at all. The actual declaration and payment of future dividends, the amount of any such dividends, and the establishment of record and payment dates, if any, are subject to determination by our board of directors after its review of our business strategy, applicable debt covenants, financial performance and position, and other factors as our board of directors may deem relevant from time to time.

CAPITALIZATION

The following table sets forth our consolidated capitalization and cash, cash equivalents and short-term investments (excluding restricted cash) as of June 30, 2021 on an actual and as adjusted basis. Our consolidated cash, stockholders’ equity and capitalization, on an as adjusted basis, gives effect to the issuance of the shares of Class A common stock offered by this prospectus supplement, but does not give effect to the consummation of the Apple Leisure Group Acquisition. This offering of Class A common stock is not contingent on the consummation of the Apple Leisure Group Acquisition. See “Summary — Recent Developments — Apple Leisure Group Acquisition,” and “Use of Proceeds.”

This table should be read in conjunction with our historical consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

	As of June 30, 2021
(dollars in millions)	Actual	As adjusted
Cash, cash equivalents and short-term investments (excluding restricted cash)	$1,737	$

Long-term debt (excluding current maturities):
Revolving credit facility(1)	—
3.000% Floating Rate Senior notes due 2022	750
3.375% Senior notes due 2023	350
5.375% Senior notes due 2025	450
4.850% Senior notes due 2026	400
4.375% Senior notes due 2028	400
5.750% Senior notes due 2030	450
Other long-term debt(2)	186

Total long-term debt (excluding current maturities)	2,986
Current maturities of long-term debt:
5.375% Senior notes due 2021(3)	250
Other(2)	10

Total current maturities of long-term debt	260
Total long-term debt	3,246
Stockholder’s equity
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized and none outstanding, actual and as adjusted	—
Class A common stock, $0.01 par value per share, 1,000,000,000 shares authorized, actual and as adjusted, 41,159,089 shares issued and outstanding, actual, 48,159,089 shares issued and outstanding, as adjusted; and Class B common stock, $0.01 par value per share, 392,618,330 shares authorized and 60,623,918 shares issued and outstanding, actual and as adjusted	1
Additional paid-in capital	47
Retained earnings	3,076
Accumulated other comprehensive loss	(218)
Total stockholders’ equity	2,906

Total capitalization	$6,152	$

(1)	At June 30, 2021, we had no outstanding balance and $1.5 billion of available capacity under our revolving credit facility, net of outstanding undrawn letters of credit.
(2)

Actual values include mortgage indebtedness, finance lease obligations, and adjustments related to and unamortized discounts and deferred financing fees. As adjusted values do not reflect any incremental discounts or deferred financing fees in connection with the senior notes offered hereby.

(3)	Repaid and discharged subsequent to June 30, 2021.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than 5% of our Class A common stock (except to the extent specifically set forth below);

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If our Class A common stock is held by an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of the owners thereof generally will depend on the status of the owner, the activities of the entity and certain determinations made at the owner level. Accordingly, prospective investors that are treated as partnerships for U.S. federal income tax purposes and their owners should consult their tax advisors regarding the U.S. federal income tax consequences of holding our Class A common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we suspended all dividend payments beginning in the second quarter of 2020. However, if our dividend policy changes and we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, because we have significant U.S. real estate holdings, we may be a USRPHC, but we have made no determination to that effect. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively (as defined in the Code, related Treasury Regulations and administrative guidance), 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8EXP or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING

We are offering the shares of Class A common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
BofA Securities, Inc.
Goldman Sachs & Co. LLC

Total	7,000,000

The underwriters are committed to purchase all the Class A common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the Class A common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $                per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $                per share from the initial public offering price. After the initial offering of the shares to the public, if all of the shares of Class A common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to 1,050,000 additional shares of Class A common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $                per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $                .

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing with respect to such securities, including but not limited to any options or warrants to purchase shares of our Class A common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock or any such substantially similar securities, without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our Class A common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of Class A common stock by the Company upon the exercise of options to purchase shares of Class A common stock or upon the vesting of restricted stock awards, in each case as described in this prospectus supplement and the accompanying prospectus, (ii) the grant of awards, issuance of shares of our Class A common stock, of restricted stock awards or of options to purchase shares of Class A common stock, in each case pursuant to employee benefit plans, including the LTIP and the agreements related thereto, in each case as described in this prospectus supplement and the accompanying prospectus, (iii) issuances of shares of our Class A common stock in connection with any event that triggers the automatic conversion of shares of Class B common stock into shares of Class A common stock pursuant to our amended and restated certificate of incorporation, (iv) issuances of shares of Class A common stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (v) issuances of shares of Class A common stock, options, warrants or other convertible securities relating to the Class A common stock, in connection with any bona fide merger, acquisition, business combination, joint venture or other strategic or commercial relationship, to a third party or group of third parties, provided that in the case of immediately preceding clauses (iv) and (v), the number of securities issued in such transactions shall not exceed 10% of the Class A common stock outstanding immediately prior to the time and date of such payment for the shares of our Class A common stock to be sold in this offering.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and subject to certain exceptions, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A common stock, or any options or warrants to purchase any shares of Class A common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock.

J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our Class A common stock is listed/quoted on the New York Stock Exchange under the symbol “H”.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of J.P. Morgan Securities LLC for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order

(all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement and the accompanying prospectus relates to may be made or taken exclusively by relevant persons.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of such shares be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”)) pursuant to Section 274 of the Securities and Futures Act;

(a)

to a relevant person (as defined in Section 275(2) of the Securities and Futures Act) pursuant to Section 275(1) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(b)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the shares are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or trust has acquired the shares pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or 276(4)(i)(B) of the Securities and Futures Act;

(i)	where no consideration is or will be given for the transfer;

(ii)	where the transfer is by operation of law;

(iii)	as specified in Section 276(7) of the Securities and Futures Act; or

(iv)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification

The shares are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

In this section, any reference to the Securities and Futures Act is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the Securities and Futures Act or any provision in the Securities and Futures Act is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Australia

This prospectus supplement and accompanying prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). The prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for these documents. The securities to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and accompanying prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and accompanying prospectus nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders, and those underwriters or their affiliates in some cases are also agents, under our revolving credit facility.

Certain of the underwriters or their respective affiliates are acting as our financial advisors in connection with the Apple Leisure Group Acquisition. In addition, affiliates of certain of the underwriters are agents or lenders under our revolving credit facility and a $1.7 billion bridge commitment, including a $1.2 billion capital markets bridge facility and a $500 million term loan bridge facility, to fund a portion of the purchase price for the Apple Leisure Group Acquisition, and to pay the fees, costs and expenses incurred in connection therewith. We may use a portion of the proceeds from this offering to pay fees and expenses owned to such underwriters in connection with the Apple Leisure Group Acquisition and the bridge commitment or our revolving credit facility. Accordingly, certain of the underwriters or their respective affiliates may benefit from the application of a portion of the net proceeds from this offering to the extent used by us to pay their fees and expenses.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/ or instruments that we or our affiliates may issue. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Latham & Watkins LLP, Chicago, Illinois, will pass upon the validity of the shares of Class A common stock offered by this prospectus supplement for us. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain matters for the underwriters in connection with this offering. Family members of a partner of Latham & Watkins LLP are beneficiaries of trusts that directly and indirectly own shares of our common stock.

EXPERTS

The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from Hyatt Hotels Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotels Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to our change in method of accounting for leases and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Casablanca Global Intermediate Holdings L.P. and Subsidiaries (doing business as Apple Leisure Group), as of and for the years ended December 31, 2020 and 2019 incorporated in this prospectus supplement and the accompanying prospectus by reference from the Hyatt Hotels Corporation Current Report on Form 8-K dated September 21, 2021 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Hyatt Hotels Corporation

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.” On November 5, 2020, the last reported sale price of our Class A common stock was $56.79 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” before making any investment decision.

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

TERMS USED IN THIS PROSPECTUS

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation and its consolidated subsidiaries. However, in the “Description of Debt Securities” section of this prospectus, “we,” “our,” “us,” “Hyatt” and the “Company” mean Hyatt Hotels Corporation only, and not any of its consolidated subsidiaries, unless context otherwise requires or as otherwise expressly stated.

As used in this prospectus, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

As used in this prospectus, the term:

•

“Properties” refers to hotels, resorts, and other properties, including branded spas and fitness studios, and residential, vacation, and condominium ownership units that we develop, own, operate, manage, franchise, or to which we provide services or license our trademarks;

•

“Hyatt portfolio of properties” or “portfolio of properties” refers to hotels, resorts, and other properties that we develop, own, operate, manage, franchise, license, or provide services to, including under the Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination, Hyatt Regency, Hyatt, Hyatt Ziva, Hyatt Zilara, Thompson Hotels, Hyatt Centric, Caption by Hyatt, Joie de Vivre, Hyatt House, Hyatt Place, tommie, Hyatt Residence Club, and Exhale brands;

•	“Worldwide hotel portfolio” refers to our full service hotels, including our wellness resorts, and our select service hotels;

•

“Worldwide property portfolio” refers to our all-inclusive resorts, branded spas and fitness studios, and residential, vacation, and condominium ownership units in addition to our worldwide hotel portfolio;

•

“Residential ownership units” refers to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located either adjacent to or near a full service hotel that is a member of the Hyatt portfolio of properties or in unique leisure locations;

•	“Vacation ownership units” refers to the fractional and timeshare vacation ownership properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club;

•

“Condominium ownership units” refer to whole ownership residential units (condominium and private residences) that we provide services to and, in some cases management of, the rental programs or homeowner associations associated with such units; and

•	“Hospitality ventures” refer to entities in the hospitality industry in which we own less than a 100% equity interest.

As used in this prospectus, the term “colleagues” refers to the approximately 138,000 individuals working at our corporate and regional offices and our managed, franchised and owned properties in 65 countries around the world as of September 30, 2020. We directly employ approximately 50,000 of these colleagues. The remaining colleagues are employed by third-party owners and franchisees of our properties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 under the sections titled “Risk Factors” in Part II, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2, in each case as such factors may be updated in our periodic filings with the SEC;

•	the short- and longer-term effects of the COVID-19 pandemic, including on the demand for travel, transient and group business and levels of consumer confidence;

•	actions that governments, businesses and individuals take in response to the COVID-19 pandemic or any resurgence, including limiting or banning travel;

•

the impact of the COVID-19 pandemic, and actions taken in response to the COVID-19 pandemic or any resurgence, on global and regional economies, travel and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending;

•	the ability of third-party owners, franchisees or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic;

•	the duration of the COVID-19 pandemic and the pace of recovery following the pandemic or any resurgence;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 pandemic;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners;

•	the impact of hotel renovations and redevelopments;

•	risks associated with our capital allocation plans and common stock repurchase program and quarterly dividend, including a reduction in or elimination of repurchase activity or dividend payments;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•

our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values;

•	declines in the value of our real estate assets;

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation and the markets where we operate;

•	our ability to successfully grow the World of Hyatt loyalty program;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume, and we hereby disclaim, any obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.hyatt.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference in this prospectus or the registration statement.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You can obtain a copy of the registration statement from the SEC’s website.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 4, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020;

•

The portions of our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 20, 2020, filed with the SEC on April 6, 2020 , incorporated by reference in Part  III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•

Our Current Reports on Form 8-K filed with the SEC on April 6, 2020, April 21, 2020, April 24, 2020 (other than Item 7.01), May 21, 2020, September 1, 2020 (other than Item 7.01) and September 18, 2020; and

•

The description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, as amended by the description of our Class A common stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and as amended by any subsequent amendments or reports filed for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Effective January 1, 2020, we changed the strategic and operational oversight for our Miraval properties, which were previously evaluated as a distinct business by our chief operating decision maker. The management fees from Miraval properties are now reported in the Americas management and franchising segment, and the operating results and financial position of underlying hotel results are now reported in our owned and leased hotels segment; the results of Miraval properties were previously reported in corporate and other. In addition, the license fees we receive from Hyatt Residence Club are now reported within our Americas management and franchising segment due to changes in the strategic oversight for these license agreements; the license fees we receive from Hyatt Residence Club were previously reported in corporate and other. In connection with our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, segment operating information for the three months ended March 31, 2019, the three and six months ended June 30, 2019, and the three and nine months ended September 30, 2019, respectively, has been recast to reflect these segment changes. However, we have not retrospectively revised our financial statements included in our Annual Report on Form 10-K filed February 20, 2020. On a consolidated basis, total revenues from the Miraval properties and the license fees we receive from Hyatt Residence Club represented, in the aggregate, approximately 1.5% of our total revenue for each of the 2019, 2018 and 2017 fiscal years, and less than 1% of Adjusted EBITDA for each of the 2019, 2018 and 2017 fiscal years; therefore we do not consider the impact of these changes to be material. We will reflect these changes in presentation and disclosure for all periods presented in our Annual Report on Form 10-K to be filed with the SEC for the year ending December 31, 2020.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Hyatt Hotels Corporation

Attn: Senior Vice President – Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

(312) 750-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Hyatt Hotels Corporation is a global hospitality company engaged in the development, ownership, operation, management, franchising and licensing of a portfolio of properties, including full and select service hotels, resorts, and other properties, including branded spas and fitness studios, and timeshare, fractional and other forms of residential and vacation properties around the world.

At September 30, 2020, our worldwide hotel portfolio consisted of 955 full and select service hotels (229,293 rooms), including:

•	414 managed properties (127,124 rooms), all of which we operate under management and hotel services agreements with third-party property owners;

•	474 franchised properties (78,036 rooms), all of which are owned by third parties that have franchise agreements with us and are operated by third parties;

•	32 owned properties (13,534 rooms) (including 1 consolidated hospitality venture), 1 finance leased property (171 rooms), 6 operating leased properties (2,086 rooms), all of which we manage; and

•	26 managed properties and 2 franchised properties owned or leased by unconsolidated hospitality ventures (8,342 rooms).

Our worldwide property portfolio also included:

•	8 all-inclusive resorts (3,153 rooms), all of which are owned by a third party in which we hold common shares and which operates the resorts under franchise agreements with us;

•	16 vacation ownership properties under the Hyatt Residence Club brand and operated by third parties; and

•

35 residential properties, which consist of branded residences and serviced apartments. We manage all of the serviced apartments and those branded residential units that participate in a rental program with an adjacent Hyatt-branded hotel; and

•	37 condominium ownership properties for which we provide services for the rental programs or homeowners associations (including 1 unconsolidated hospitality venture).

Our worldwide property portfolio also included branded spas and fitness studios, comprised of managed and leased locations. Additionally, through strategic relationships, we provide certain reservation and/or loyalty program services to hotels that are unaffiliated with our hotel portfolio and which operate under other tradenames or marks owned by such hotel or licensed by third parties.

We report our consolidated operations in U.S. dollars and manage our business within four reportable segments as described below:

•

Owned and leased hotels, which consists of our owned and leased full service and select service hotels, and, for purposes of segment Adjusted EBITDA, our pro rata share of the Adjusted EBITDA of our unconsolidated hospitality ventures, based on our ownership percentage of each venture;

•	Americas management and franchising, which consists of our management and franchising of properties located in the United States, Latin America, Canada, and the Caribbean;

•	ASPAC management and franchising, which consists of our management and franchising of properties located in Southeast Asia, Greater China, Australia, South Korea, Japan, and Micronesia; and

•	EAME/SW Asia management and franchising, which consists of our management and franchising of properties located in Europe, Africa, the Middle East, India, Central Asia, and Nepal.

Within corporate and other, we include the results of Exhale, results from our co-branded credit cards, and unallocated corporate expenses.

Our twelve full service brands are: Park Hyatt, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination, Hyatt Regency, Hyatt, Thompson Hotels, Hyatt Centric, Joie de Vivre, and tommie. Our select service brands are Caption by Hyatt, Hyatt House, and Hyatt Place. In addition, we participate in an unconsolidated hospitality venture with a Chinese hospitality company that owns the UrCove select service brand serving the upper-midscale market in Greater China. The Miraval and Exhale brands form a distinct wellness category within our portfolio of brands. Our all-inclusive resort brands are Hyatt Ziva and Hyatt Zilara. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license certain of our trademarks with respect to vacation ownership units, which are part of the Hyatt Residence Club. Additionally, we provide services and/or manage the rental programs or homeowner associations associated with condominium ownership units.

Substantially all of our hotel general managers are trained professionals in the hospitality industry with extensive hospitality experience in their local markets and host countries. The general managers of our managed properties are empowered to operate their properties on an independent basis using their market knowledge, management experience and understanding of our brands. Our colleagues and hotel general managers are supported by our regional management teams located in cities around the world and our executive management team, headquartered in Chicago.

Our principal executive offices are located at 150 North Riverside Plaza, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, Hyatt House®, Hyatt Place®, tommie™, Hyatt Residence Club®, Hyatt Residences®, Exhale®, World of Hyatt®, Hyatt Resorts™, and related trademarks, logos, trade names, and service marks appearing in this prospectus or any accompanying prospectus supplement are the property of Hyatt Corporation, or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference before you decide whether to purchase our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows. As a result, the market price of our securities could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, amended and restated bylaws and registration rights agreements, copies of which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis and, under certain circumstances, including upon any transfer (except for certain permitted transfers described in our amended and restated certificate of incorporation), the shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis. Otherwise, the rights of the two classes of our common stock are identical. The rights of these classes of our common stock are discussed in greater detail below.

As of October 30, 2020, our authorized capital stock consists of 1,404,691,360 shares, each with a par value of $0.01 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	394,691,360 shares are designated as Class B common stock; and

•	10,000,000 shares are designated as preferred stock.

As of October 30, 2020, we had outstanding 38,479,041 shares of Class A common stock held by approximately 26 stockholders of record and 62,696,948 shares of Class B common stock held by 81 stockholders of record. The number of stockholders of record of our Class A common stock (approximately 26 holders) does not include a substantially greater number of “street name” holders or beneficial holders of our Class A common stock whose shares are held of record by banks, brokers and other financial institutions. This number also excludes, as of October 30, 2020, 8,822,914 shares of Class A common stock reserved for issuance under our Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended, or LTIP, 930,390 shares of our Class A common stock reserved for issuance under the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan, or ESPP, 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan), as well as any additional shares reserved for issuance under the LTIP and ESPP in connection with the amendments to such plans that were approved at our 2020 annual meeting of stockholders on May 20, 2020.

Common Stock

Voting Rights

The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on any matter to be voted upon by stockholders. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time from legally available funds, subject to limitations under Delaware law and the preferential rights of holders of any outstanding shares of preferred stock. In addition, we must be in compliance with the covenants in our revolving credit facility in order to pay dividends. If a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock are entitled to receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock are entitled to receive Class B common stock, or rights to acquire Class B common stock, as the case may be. See Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchasers of Equity Securities – Dividends” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our corporation, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to any “permitted transferee” as defined in our amended and restated certificate of incorporation, which includes, among others, transfers:

•	between Pritzker family business interests or to the Pritzker Foundation and related Pritzker charitable foundations;

•	to lineal descendants of the transferor who are Pritzker family business interests, which we refer to as “related persons”;

•	to trusts for the current benefit of the transferor and related persons;

•	to corporations, partnerships, limited liability companies or other entities that are owned and controlled by the transferor and related persons;

•	to guardians of stockholders who are adjudged to be unable to manage their own affairs and executors of estates of deceased stockholders;

•

for trusts, corporations, partnerships, limited liability companies or other entities, to their current beneficiaries, shareholders, partners, members or other equity holders who are Pritzker family business interests;

•	transfers to other holders of shares of Class B common stock and their permitted transferees;

•	granting a revocable proxy to any officer or director at the request of our board of directors;

•

pledging shares of Class B common stock pursuant to a bona fide loan or indebtedness transaction as to which the holder of Class B common stock continues to exercise voting control, provided that the foreclosure on those shares by the lender does not qualify as a permitted transfer and, unless the lender otherwise qualifies as a permitted transferee, will result in the automatic conversion of those shares into shares of Class A common stock;

•

transfers by parties to the 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto, or the 2007 Stockholders’ Agreement, to their respective affiliates, subject to, and in accordance with, the 2007 Stockholders’ Agreement; and

•

transfers approved in advance by our board of directors or a majority of the independent directors on our board of directors after making a determination that the transfer is consistent with the purposes of the other types of transfers that are permitted.

Any transfer by a holder that is a party to, by a holder controlled by a person that is party to, or by a holder controlled by trusts whose beneficiaries are party to the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement will not qualify as a “permitted transfer” unless the transferee executes a joinder to those agreements. If a successor trustee or trustees for a holder of shares of Class B common stock that is a trust and party to such agreements do not execute a joinder to such agreements, each share of Class B common stock will convert automatically into one share of Class A common stock.

All shares of Class B common stock will convert automatically into shares of Class A common stock if, on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding.

Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Other than in connection with dividends and distributions, subdivisions or combinations, or mergers, consolidations, reorganizations or other business combinations involving stock consideration as provided for in our amended and restated certificate of incorporation, we are not authorized to issue additional shares of Class B common stock.

Mergers or Business Combinations

In any merger, consolidation, reorganization or other business combination, our amended and restated certificate of incorporation requires that the consideration to be received per share by the holders of Class A common stock and the holders of Class B common stock will be identical. If the consideration paid in the merger, consolidation, reorganization or other business combination is paid in the form of shares or other equity interests of us or another person, then the rights of the shares or other equity interests may differ to the extent that the rights of Class A common stock and the Class B common stock differ. These differences would be limited to the voting rights and conversion features of the Class A common stock and the Class B common stock.

Preemptive or Similar Rights

Pursuant to the 2007 Stockholders’ Agreement, if we propose to sell any new shares of common stock, or any other equity securities (subject to certain excluded securities issuances described in the agreement, including shares issued pursuant to equity compensation plans adopted by the board of directors and the issuance of shares of our common stock in a public offering), then each stockholder party to the agreement is entitled to receive notice of the terms of the proposed sale and may elect to purchase up to such stockholder’s pro rata share in the proposed sale on comparable terms. If not all stockholders party to the 2007 Stockholders’ Agreement elect to purchase their full preemptive allocation of new securities, then we will notify the fully-participating stockholders of such and offer them the right to purchase the unsubscribed new securities. Other than as described above, our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, without any further action by our stockholders, but subject to the limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may fix the designations, powers, preferences and rights of the preferred stock, along with any qualifications, limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock, or rights to acquire preferred stock, could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders, as of October 30, 2020, of (a) 2,270,395 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement, or the 2007 Registration Rights Agreement, and (b) 60,722,901 shares of our common stock pursuant to the terms of the Registration Rights Agreement, dated as of October 12, 2009, or the 2009 Registration Rights Agreement. Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. The following description of the terms of these registration rights agreements is intended as a summary only and is qualified in its entirety by reference to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, copies of which have been filed with the SEC and which are incorporated by reference to the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Demand Registration Rights

As of October 30, 2020, the holders of approximately 62,993,297 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1 “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Short-Form Demand Registration Rights

As of October 30, 2020, the holders of approximately 62,993,297 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then-issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to effect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

As of October 30, 2020, the holders of approximately 60,722,902 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

As of October 30, 2020, the holders of 62,993,297 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses. In accordance with the 2009 Registration Rights Agreement, we have agreed to pay all registration expenses, including the legal fees of one counsel for the selling stockholders, other than any applicable underwriting discounts, commissions and transfer taxes, in connection with registering the shares of Class A common stock held by the selling stockholders.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Board Rights

Pursuant to our employment letter with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors, we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Pursuant to our employment letter with Mr. Mark S. Hoplamazian, we have agreed that so long as he is the president and chief executive officer of Hyatt, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure concentrates ownership of our voting stock in the hands of the Pritzker family business interests. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to allow management to continue making decisions in the long-term best interest of Hyatt and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Dual Class Structure

As discussed above, our Class B common stock is entitled to ten votes per share, while our Class A common stock is entitled to one vote per share. Our Class A common stock is the only class of stock that is publicly traded. As of October 30, 2020, Pritzker family business interests beneficially owned, in the aggregate, less than 1% of our Class A common stock and approximately 96.4% of our Class B common stock, representing approximately 60.0% of the outstanding shares of our common stock and approximately 90.9% of the total voting power of our outstanding common stock. Pursuant to the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, during the term of the voting agreement, which expires on the date upon which more than 75% of the company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker)). In addition, other existing stockholders beneficially own as of October 30, 2020, in the aggregate, approximately 3.6% of our Class B common stock, representing approximately 2.2% of the outstanding shares of our common stock and approximately 3.4% of the total voting power of our outstanding common stock. Pursuant to the voting agreement contained in the 2007 Stockholders’ Agreement, these stockholders have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. For additional information with respect to these voting agreements, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.” While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. Because of our dual class ownership structure and the voting agreements currently in effect, our board of directors may have effective control over matters requiring stockholder approval even if Pritzker family business interests and other holders of our Class B common stock own less than 50% of the outstanding shares of our common stock. If the majority of a minimum of three independent directors (excluding for such purposes any Pritzker) do not agree with the recommendation of our board of directors on a particular matter and, as a result, the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement do not apply, Pritzker family business interests will be able to exert a significant degree of influence or actual control over matters requiring stockholder approval. This concentrated control will limit your ability to influence corporate matters. As a result, we may take actions that you do not believe to be in our interests or your interests that could depress our stock price.

Certificate of Incorporation and Bylaws

In addition to our dual class structure, our amended and restated certificate of incorporation and our amended and restated bylaws include the following provisions, among others:

•	our board of directors is divided into three classes, with each class serving for a staggered three-year term;

•	our directors may be removed only for cause;

•

holders of our Class A common stock vote together with the holders of our Class B common stock on all matters, including the election of directors, and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors;

•

vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the chairman of the board or by our corporate secretary at the direction of our board of directors;

•

our bylaws establish an advance notice procedure for stockholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our stockholders;

•	our board of directors may issue up to 10,000,000 shares of preferred stock, with designations, rights and preferences as may be determined from time to time by our board of directors; and

•

an affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend all provisions of our amended and restated certificate of incorporation and bylaws.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the Delaware General Corporation Law, which otherwise would prohibit a Delaware corporation, subject to certain exceptions, from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder.

Lock-Up Agreements

Holders of 60,722,902 shares, or approximately 60.0% of our outstanding common stock have agreed to certain lock-up restrictions with respect to all or a portion of their common stock. Such lock-up provisions may delay, defer or prevent a merger or other takeover or a change of control of our company. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

The 2007 Stockholders’ Agreement further restricts the ability of stockholders party to the agreement to transfer their shares of common stock such that they may not transfer any shares of common stock to any known aggregators. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Voting Agreements

Voting agreements entered into with and among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendations of our board of directors, which may limit your ability to influence the election of directors and other matters submitted to stockholders for approval. For additional information, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other

Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Standstill Agreements

Each stockholder party to the 2007 Stockholders’ Agreement has agreed, subject to certain limited exceptions, not to participate in any acquisition of any of our or our subsidiaries’ securities, any tender or exchange offer, merger or other business combination involving us or any of our subsidiaries, any recapitalization, restructuring, liquidation, dissolution or any other extraordinary transaction with respect to us or any of our subsidiaries or affiliates, or any “solicitation” of “proxies” with respect to voting of our common stock. These standstill provisions may prevent a merger or other takeover or a change of control of us. For additional information, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock and Class B common stock is EQ Shareowner Services. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, and its telephone number is (800) 468-9716.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture, dated as of August 14, 2009, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a second supplemental indenture, dated as of August 4, 2011, and a fourth supplemental indenture, dated May 10, 2013, between us and the trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

References in this section to “we,” “our,” “us,” “Hyatt” and the “Company” refer to Hyatt Hotels Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its consolidated subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a Board Resolution, by a supplemental indenture or in an Officers’ Certificate and set forth or determined in the manner provided in a Board Resolution, by a supplemental indenture or in an Officers’ Certificate. (Section 2.02) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount, as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal and any premium on the debt securities;

•

the rate or rates (which may be fixed or variable per annum) or the method used to determine the rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for determining holders of the debt securities to whom such interest is payable and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the currency of denomination of the debt securities, if other than the U.S. dollar, any places in addition to or instead of the offices of the trustee where the principal, premium and interest on the debt securities will be payable or the method of such payment;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities;

•

whether the debt securities are to be issued in registered form or bearer form or both and, if the debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities in bearer form may be exchanged for debt securities issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the debt securities are to be issued in bearer form, whether certain additional interest payment or tax redemption provisions will apply, whether interest with respect to certain temporary debt securities in bearer form will be paid to any clearing organization and the terms and conditions applicable to such payment, and the terms upon which certain temporary debt securities may be exchanged for more definitive debt securities in bearer form;

•

any obligation we have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the prices, periods and terms and conditions upon which such debt securities shall be redeemed, repurchased or repaid;

•

the terms, if any, upon which the debt securities may be convertible into or exchanged for any of our stock, other debt securities or warrants and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price, rate or period;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

if the amount of principal, premium or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the maturity date of the debt securities will not be determinable on a date prior to such maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose and, if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes to legal defeasance, covenant defeasance and satisfaction and discharge under the indenture;

•	if other than the principal amount, the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of any collateral, including the applicability of any provisions of the Trust Indenture Act of 1939 and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the Events of Default described in this prospectus or in the indenture which applies to the debt securities and any change in the right of the trustee or the holders of such debt securities to declare the principal amount of and any premium and interest on such debt securities due and payable pursuant to the acceleration provisions described in this prospectus or in the indenture;

•

whether the debt securities will be issued in the form of global debt securities, the terms and conditions, if any, upon which such global debt securities may be exchanged for definitive debt securities and the depositary and form of any legends for such global debt securities;

•	any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

•	the applicability of, and any addition to or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	with regard to debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	the intended material U.S. federal income tax consequences of the debt securities;

•	the terms applicable to the debt securities that provide for an amount less than the stated principal amount thereof, including the rates at which such original issue discount will accrue; and

•	any other terms of the debt securities (which terms are not prohibited by the provisions of the indenture). (Section 2.02)

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the Board Resolution, the Officers’ Certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “definitive debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in definitive form.

Definitive Debt Securities

You may transfer or exchange definitive debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of definitive debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of definitive debt securities only by presenting the certificate representing those definitive debt securities to us, accompanied by a duly executed written instrument of transfer. You may effect the right to receive the principal of and premium and interest on definitive debt securities only by presenting or surrendering the certificate representing those definitive debt securities to us.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee thereof. See “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Limitations on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or permit to exist, any Lien, other than Permitted Liens, on any Principal Property, or upon Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, to secure Indebtedness, without effectively providing concurrently that the debt securities are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured. (Section 4.07)

“Permitted Liens” means:

(i)	Liens existing on the date of the indenture;

(ii)	Liens in favor of the Company or a Restricted Subsidiary;

(iii)	Liens on any property existing at the time of the acquisition thereof;

(iv)

Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(v)

Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(vi)	Liens securing industrial revenue, pollution control or similar bonds; and

(vii)

any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv) or (v) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced.

Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the first paragraph of this section without equally and ratably securing the debt securities if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (v) as set forth below under “– Sale and Leaseback Transactions”), does not exceed 15% of Consolidated Net Tangible Assets.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i)	the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;

(ii)	the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;

(iii)	the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;

(iv)	the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;

(v)

the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s board of directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any debt securities issued under the indenture and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or

(vi)

the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (i) through (v) set forth immediately above, plus the aggregate principal amount of outstanding Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such debt securities equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed 15% of Consolidated Net Tangible Assets. (Section 4.08)

Mergers, Consolidations and Sales

Unless otherwise provided for a particular series of debt securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:

•

the Person surviving such consolidation or merger (if not the Company) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Mexico, Switzerland or any other country that is a member country of the European Union on the date of the indenture and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and

•

the Company shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for therein relating to such transaction have been complied with.

These restrictions will not apply to:

•	any sale, assignment, transfer, conveyance, lease or other disposition of assets solely between or among the Company and its Subsidiaries; or

•

any conversion of the Company from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership or a similar conversion. (Section 5.01)

This covenant includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. As a result, it may be unclear as to whether the Company is required to comply with these provisions.

Certain Definitions

“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a capital lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date of determination, the amount representing the assets of the Company and its Subsidiaries that would appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP, less (i) all current liabilities and non-controlling interests and (ii) goodwill and other intangibles.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.

“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $150,000,000 and 5% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.

“Subsidiary” means any Person in which a majority of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary.

Events of Default

Unless otherwise indicated for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each series of debt securities:

(i)	default in the payment of the principal of or premium, if any, when due on the debt securities of that series;

(ii)	default for 30 days in the payment of interest when due on the debt securities of that series;

(iii)

the Company fails to comply with any of its covenants or agreements in the debt securities of that series or in the indenture and such failure continues for 60 days after written notice has been given to the Company by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(iv)

default by the Company or any Subsidiary under any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the trustee or holders of at least 25% of the outstanding principal amount of debt securities of such series as provided in the indenture; and provided, further, that prior to any declaration of the acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (iv) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived;

(v)

a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (v) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the judgment is vacated, bonded, discharged or stayed; and

(vi)	certain events of bankruptcy, insolvency or reorganization. (Section 6.01)

The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to the debt securities of any series at the time outstanding (other than an Event of Default referred to in clause (vi) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Company, may declare the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default referred to in clause (vi) above occurs, the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of each series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after the principal of the debt securities of any series shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding under the indenture, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and (ii) any and all Events of Default under the indenture with respect to such series of debt securities, other than the nonpayment of principal (or other specified amount) and interest, if any, on debt securities of that series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture. No such rescission shall affect any subsequent default or impair any right consequent thereto. (Section 6.02) For information as to waiver of defaults, see “– Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request or direction. (Section 7.02(i))

Subject to applicable law and the provisions of the indenture relating to the rights of the trustee and indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the debt securities of any series held by such holder when due, no holder of a debt security of that series may pursue any remedy with respect to the indenture or the debt securities of that series unless:

•	the holder previously gave the trustee written notice stating that an Event of Default with respect to the debt securities of that series is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•

such holder or holders of the debt securities of that series offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense caused by taking such action;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period. (Section 6.06)

The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such certificate, that, to such officer’s knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions and conditions under the indenture (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). (Section 4.03)

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

Defeasance of Debt Securities and Certain Covenants

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the debt securities of any series (except for certain obligations, including the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed or mutilated debt securities, to maintain a paying agent, service agent and registrar and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to all debt securities of that series then outstanding on the date the conditions to such defeasance are satisfied. (Section 8.02)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Section 8.04)

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to be released with respect to the debt securities of any series from our obligations under certain restrictive covenants, including those described under “– Covenants” and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to such series of debt securities. (Section 8.03)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Section 8.04)

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all debt securities of a series issued thereunder (except for the rights, powers, trusts, duties, indemnities and immunities of the trustee under the indenture and our obligations in connection therewith), when:

•	either:

•

we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or

•

all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all debt securities of that series not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such series of debt securities; and

•

we have delivered to the trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to such series of debt securities have been complied with.

All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to such series of debt securities will be discharged when all the debt securities of such series have been paid in full. (Section 8.07)

Modification and Waiver

The indenture provides that the trustee may make reasonable rules for action by or a meeting of holders.

We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to any holder but with the written consent of the holders of at least a majority in principal amount of each series of debt securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities) affected by such amendment or supplement by execution of a supplemental indenture. However, without the consent of each holder affected, an amendment or supplement may not:

•	reduce the principal amount of any debt securities issued under the indenture whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security issued under the indenture;

•	reduce the principal of or change the Stated Maturity of any debt security issued under the indenture;

•	reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the holders of any debt security) or, once notice of redemption has been given, to the holders of any debt security, the time at which it must thereupon be redeemed);

•	make any debt security issued under the indenture payable in money other than that stated in such debt security;

•

waive a default or Event of Default in the payment of principal of or any premium or interest on the debt securities issued under the indenture (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities issued under the indenture to receive payments of principal of or any premium or interest on the debt securities;

•	waive a redemption payment with respect to any debt security issued under the indenture; or

•

make any change to the waiver of past defaults or the rights of holders to receive payment under the provisions in the indenture relating to the waiver of past defaults and the rights of holders to receive payment or in the amendment and waiver provisions described above. (Section 9.02)

The holders of a majority in principal amount of any series of debt securities then outstanding may, on behalf of the holders of all the debt securities of such series, by written notice to the trustee, waive an existing default and its consequences except:

•	a default in the payment of the principal of and any premium and accrued and unpaid interest on debt securities of such series;

•	a default arising from the failure to redeem or purchase any debt security of such series when required pursuant to the terms of the indenture; and

•	a default in respect of certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each debt security of such series then outstanding.

However, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with the acceleration provisions under the indenture. (Section 6.04)

We may fix as a record date for the purpose of determining the holders of the debt securities entitled to give their consent or take any action required or permitted to be taken pursuant to the indenture. If a record date is fixed, only persons who were holders at such record date (or their duly designated proxies) are entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such holders continue to be holders after such record date. (Section 9.03)

With respect to the debt securities, notwithstanding the preceding paragraphs, without the consent of any holder of such debt securities, we and the trustee may amend or supplement the indenture or the debt securities:

•	to cure any ambiguity, defect, omission or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of definitive debt securities;

•	to provide for the assumption of our obligations to holders of such debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any changes that would provide additional rights or benefits to the holders of such debt securities that do not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to provide for the issuance of additional debt securities in accordance with the indenture;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities and to add or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•

with respect to any series of debt securities, to conform the text of the indenture applicable thereto or the debt securities of such series to any provision of the section “Description of the Notes,” “Description of Notes” or “Description of Debt Securities” in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of debt securities that is intended to be a verbatim recitation of the terms of such series of debt securities;

•	to establish the form or terms of debt securities and coupons of any series of debt securities; or

•

to add to, change or eliminate any of the provisions of the indenture so long as any such addition not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding. (Section 9.01)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.08)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, Chicago, Illinois, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Hyatt Hotels Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Hyatt Hotels Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotels Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.